UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NATION ENERGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NATION ENERGY INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JULY 22, 2015

To Our Shareholders:

Notice is hereby given that the annual and special meeting (the “Meeting”) of the shareholders of Nation Energy Inc. (“we”, “us”, “our”, “Nation” or the “Company”) will be held at the offices of Clark Wilson LLP, 900 – 885 West Georgia Street, Vancouver, British Columbia, Canada at 9:00 a.m. (Vancouver time) on Wednesday, July 22, 2015 for the following purposes:

1.	To elect John R. Hislop, David N. Siegel, Darrel J. Causbrook and Marc A. Bruner as directors;
2.	To ratify the appointment of our independent registered public accounting firm;
3.	To ratify and approve the amendment to our articles of incorporation on January 23, 2014 to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000;
4.	To approve the amendment and restatement of our articles of incorporation to add a clause establishing a quorum for the transaction of business at a meeting of shareholders;
5.	To approve the amendment and restatement of our articles of incorporation to add a clause permitting actions to be taken by a majority of our shareholders by written consent in lieu of a meeting;
6.	To approve a resolution adopting the amended and restated articles of incorporation;
7.	To approve the issuance of 600,000,000 shares of our common stock to Paltar Petroleum Limited, an Australian company;
8.	To hold a non-binding advisory vote on the compensation of our named executive officer as disclosed in the proxy statement;
9.	To hold a non-binding advisory vote on whether a non-binding advisory vote on the compensation of our named executive officers should be held every one, two or three years; and
10.	To transact such other business, if any, as may properly come before the Meeting.

The accompanying proxy statement provides additional information in relation to the Meeting and is supplemental to, and expressly made part of, the Notice of Annual and Special Meeting. These items of business are more fully described in the proxy statement accompanying this Notice.

Only shareholders of record at the close of business on June 25, 2015 are entitled to notice of and to vote at the Meeting. Whether or not you expect to attend the Meeting in person, the Company urges you to submit your vote as promptly as possible by following instructions provided in the proxy card. You may revoke your proxy at any time before the Meeting. If your shares are held in the name of a broker, bank, or other nominee, please follow the instructions in the voting instruction card furnished to you by such record holder. Even if you have voted by proxy, you may still vote in person if you attend the Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Meeting, you must obtain a valid proxy issued in your name from that record holder.

By Order of the Board of Directors

/s/ John Hislop
John Hislop
President, Chief Executive Officer,
Chief Financial Officer, Chairman of
the Board and Director

June 29, 2015

NATION ENERGY INC.

PROXY STATEMENT
ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
JULY 22, 2015

Questions and Answers about the Meeting of Shareholders

Why am I receiving these materials?

The board of directors of Nation Energy Inc. (“we”, “us”, “our”, “Nation” or the “Company”) is soliciting proxies for use at the annual and special meeting to be held on Wednesday, July 22, 2015, or at any adjournment of the annual and special meeting (the “Meeting”) from shareholders of shares of common stock of our company. These materials were first sent or given to our shareholders on or about July 9, 2015.

What is included in these materials?

These materials include:

•	the notice of the Meeting of shareholders;
•	this proxy statement for the Meeting of shareholders;
•	the proxy card; and
•	our annual report on Form 10-K for the year ended March 31, 2015, as filed with the Securities and Exchange Commission on June 3, 2015.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on Wednesday, July 22, 2015

Above materials are also available at http://nationenergy.com/agm

The annual report on Form 10-K accompanies this proxy statement, but does not constitute a part of the proxy soliciting material.

What items will be voted at the Meeting?

Our shareholders will vote on:

1.	the election of John R. Hislop, David N. Siegel, Darrel J. Causbrook and Marc A. Bruner as directors;
2.	the ratification of the appointment of our independent registered public accounting firm;
3.	the ratification and approval of the amendment to our articles of incorporation on January 23, 2014 to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000;
4.	the approval of the amendment and restatement of our articles of incorporation to add a clause establishing a quorum for the transaction of business at a meeting of shareholders;
5.	the approval of the amendment and restatement of our articles of incorporation to add a clause permitting actions to be taken by a majority of our shareholders by written consent in lieu of a meeting;
6.	the approval of a resolution adopting the amended and restated articles of incorporation;
7.	the approval of the issuance of 600,000,000 shares of our common stock to Paltar Petroleum Limited, an Australian company;
8.	a non-binding advisory vote on the compensation of our named executive officer as disclosed in this proxy statement; and
9.	a non-binding advisory vote on the frequency with which we will conduct a non-binding advisory vote on the compensation of our named executive officers.

What do I need to do now?

We urge you to carefully read and consider the information contained in this proxy statement. We request that you cast your vote on the proposals described in this proxy statement. You are invited to attend the Meeting, but you do not need to attend the Meeting in person to vote your shares of our common stock. Even if you do not plan to attend the Meeting, please vote by proxy by following instructions provided in the proxy card.

Who can vote at the Meeting?

Our board of directors has fixed the close of business on June 25, 2015 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Meeting or any adjournment. If you were a shareholder of record on the record date, you are entitled to vote at the Meeting.

As of the record date, 16,020,000 shares of our common stock were issued and outstanding and, therefore, a total of 16,020,000 votes are entitled to be cast at the Meeting.

How many votes do I have?

On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on the record date.

How do I vote my shares?

If you are a shareholder of record, you may vote in person at the Meeting or by proxy.

•	To vote in person, come to the Meeting, and we will give you a ballot when you arrive.
•	If you do not wish to vote in person or if you will not be attending the Meeting, you may vote by proxy by following instructions provided in the proxy card.

If you hold your shares of our common stock in “street name” and:

•
you wish to vote in person at the Meeting, you must obtain a valid proxy from your broker, bank, or other nominee that holds your shares of our common stock giving you the right to vote the shares of our common stock at the Meeting.

•
you do not wish to vote in person or you will not be attending the Meeting, you must vote your shares of our common stock in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares of our common stock.

What is the difference between a shareholder of record and a “street name” holder?

If your shares of our common stock are registered directly in your name with our transfer agent, Interwest Transfer Co., Inc., then you are a shareholder of record with respect to those shares.

If your shares of our common stock are held in a stock brokerage account or by a bank, or other nominee, then the broker, bank, or other nominee is the shareholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name”. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares. Street name holders are also invited to attend the Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares of our common stock registered in more than one name or in different accounts. To ensure that all of your shares are voted, please vote by proxy by following instructions provided in each proxy card. If some of your shares are held in “street name”, you should have received voting instruction with these materials from your broker, bank or other nominee. Please follow the voting instruction provided to ensure that your vote is counted.

What vote is required for the election of directors or for the approval of a proposal?

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  To be elected, a nominee shall have received a plurality of the votes cast by holders of shares entitled to vote in the election.  There is no cumulative voting in the election of directors.

The proposals for approval of amendments of our articles of incorporation require the affirmative vote of shareholders holding shares in our company entitling them to exercise at least a majority of the voting power.  This means that each proposal must receive “For” votes from the holders of at least 8,010,001 shares of our common stock.

The non-binding advisory vote on the frequency with which we will conduct a non-binding advisory vote on the compensation of our named executive officers will be determined by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the annual and special meeting and entitled to vote, which means that the option receiving the highest number of votes will be determined to be the preferred frequency.

All other proposals require the affirmative vote of the holders of a majority of the stock having voting power in person or represented by proxy at the Meeting. Therefore, for the other proposals to be approved, each proposal must receive more “For” votes than the combined votes of “Against” votes and votes that are abstained.

How are votes counted?

For the election of directors, you may vote “For” or “Withhold” for each nominee.  Votes that are withheld will not be counted towards the vote total for the election of directors.  Broker non-votes, if any, will not be counted towards the vote total for the election of directors and thus have no effect on the outcome of the vote on the election of directors.

For the non-binding advisory vote on the frequency with which we will conduct a non-binding advisory vote on the compensation of our named executive officers, you may vote “One Year”, “Two Years”, “Three Years”, or “Abstain”. Votes that are abstained and broker non-votes will have no effect on the outcome of the vote on this non-binding advisory vote on the frequency.

For all other proposals, you may vote “For”, “Against”, or “Abstain” for each proposal. Votes that are abstained will be counted towards the vote total for the proposal and thus have the same effect as “Against” votes.  Broker non-votes, if any, will not be counted towards the vote total for the proposals and thus have no effect on the outcome of the vote on the proposals.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on a particular proposal because it does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner of those shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

What happens if I do not make specific voting choices?

If you are a shareholder of record and you submit your proxy without specifying how you want to vote your shares of our common stock, then the proxy holder will vote your shares in the manner recommended by our board of directors.

If you hold your shares in street name and you do not give instructions to your broker, bank or other nominee to vote your shares, under the rules that govern brokers, banks, and other nominees who are the shareholders of record of the shares held in street name, it generally has the discretion to vote uninstructed shares on routine matters but has no discretion to vote them on non-routine matters.

What is the quorum requirement?

A quorum of shareholders is necessary for the transaction of business at the Meeting.  Shareholders holding at least a majority of the shares of our common stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum at the Meeting. Your shares will be counted towards the quorum requirement only if you or the registered holder of your shares, properly vote by proxy or are present in person at the Meeting.  Votes that are abstained and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the shareholders entitled to vote at the Meeting, present in person or represented by proxy, will have power to adjourn the meeting without notice other than announcement at the meeting, until a quorum is present or represented.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“For” the election of John R. Hislop, David N. Siegel, Darrel J. Causbrook and Marc A. Bruner as directors;
•	“For” the ratification of the appointment of the independent registered public accounting firm;
•
“For” the ratification and approval of the amendment to our articles of incorporation on January 23, 2014 to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000;

•	“For” the approval of the amendment and restatement of our articles of incorporation to add a clause establishing a quorum for the transaction of business at a meeting of shareholders;
•
“For” the approval of the amendment and restatement of our articles of incorporation to add a clause permitting actions to be taken by a majority of our shareholders by written consent in lieu of a meeting

•	“For” the approval of the adoption of the amendment and restatement of our articles of incorporation;
•	“For” the approval of issuance of 600,000,000 shares of common stock of our Company to Paltar Petroleum Limited, an Australian company;
•	“For” the approval of the compensation of our named executive officer; and
•	“For” a frequency of every three years regarding how frequently we should seek an advisory vote on the compensation of our named executive officers.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the Meeting. If you are a shareholder of record, you may vote by proxy again on a later date, or by attending the Meeting and voting in person. Your attendance at the Meeting will not automatically revoke your proxy unless you vote again at the Meeting or specifically request in writing that your prior proxy be revoked. You may also request that your prior proxy be revoked by delivering us, at RPO Box 60610 Granville Park, Vancouver, British Columbia V6H 4B9, Attention: President, a written notice of revocation prior to the Meeting.

If you hold your shares in street name, you will need to follow the voting instruction provided by your broker, bank or other nominee regarding how to revoke or change your vote.

How can I attend the Meeting?

You may call us at 604.331.3399 if you want to obtain information or directions to be able to attend the Meeting and vote in person.

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the Meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from your broker, bank or other nominee is an example of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile, mail, other means of communication or personally. These individuals will receive no additional compensation for such services.

We will ask brokers, banks, and other nominees to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These statements relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

References in this proxy statement to “$” refer to the currency of the United States of America.  References to AUD$ refer to the currency of Australia.

VOTING SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 25, 2015, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our directors and executive officers and by our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Common Stock	John Hislop PO Box 7814 Ringwood, UK BH24 9FF	11,403,500	Direct	71.18%
Common Stock	Directors and Current Executive Officers as a group (1 person)	11,403,500		71.18%

*	Less than 1%.

(1)
Percentage of ownership is based on 16,020,000 shares of our common stock issued and outstanding as of June 25, 2015. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares of our common stock, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to stock options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such stock option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Changes in Control

Except for the Second Amended and Restated Agreement dated June 13, 2015 with Paltar Petroleum Limited, we are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company. For information about the Second Amended and Restated Agreement dated June 13, 2015 with Paltar Petroleum Limited, see “Proposal No. 3 Ratification and Approval of Amendment to Articles of Incorporation on January 23, 2014 to Increase the Number of Authorized Shares of Our Common Stock from 100,000,000 to 5,000,000,000”.

Proposal No. 1
Election of Directors

Our board of directors has nominated John R. Hislop, David N. Siegel, Darrel J. Causbrook and Marc A. Bruner for election as directors. Unless otherwise directed, the proxy holder will vote the proxies received by him for John R. Hislop, David N. Siegel, Darrel J. Causbrook and Marc A. Bruner.

Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the board of directors.

Our Board of Directors unanimously recommends that you vote FOR each of the four nominees.

Nominee

Name	Age	Positions Held with Our Company
John R. Hislop	62	Chairman of the board, President, Chief Executive Officer, Chief Financial Officer, Secretary and Director
David N. Siegel	53	Proposed Director
Darrel John Causbrook	59	Proposed Director
Marc Alan Bruner	65	Proposed Director

The following is a brief account of the education and business experience during the past five years of the nominees, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

John R. Hislop, chairman of the board, president, chief executive officer, chief financial officer, secretary and director

Mr. Hislop has been the President and Chief Executive Officer of our company since October 22, 2003 and the Chairman, Chief Financial Officer, Secretary and a Director of our company since June 1999.  Since 1990, Mr. Hislop has been working as an independent financial consultant and has served as an officer and director of various emerging growth companies.  Mr. Hislop is currently serving as a Director and/or Officer on the following company: Director of XXL Energy Corp. (formerly Exxel Energy Corp.) since October 15, 2001, Chairman of the Board of XXL Energy Corp. (formerly Exxel Energy Corp.) since July 27, 2006, President and Chief Executive Officer of XXL Energy Corp. (formerly Exxel Energy Corp.) since December 31, 2008.  In the past five years, Mr. Hislop has also served as a director of the following companies: formerly a Director of Patriot Petroleum Corp. from April 7, 1999 to February 16, 2011 (Mr. Hislop also served as President and Chief Executive Officer of Patriot Petroleum Corp. from October 22, 2003 to November 26, 2010); and formerly a Director of Q Investments Ltd., (formerly Cubix Investments Ltd.), an investment holding company for various public oil and gas companies, from February 1994 to December 2014.  Mr. Hislop trained as a Chartered Accountant with Ernst & Young and has a bachelor of Commerce in Finance from the University of British Columbia.

We believe Mr. Hislop is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

David N. Siegel, proposed director

Mr. Siegel was CEO of Frontier Airlines, headquartered in Denver, Colorado, from January 2012 to May of 2015.  From June of 2010 until December of 2011, Mr. Siegel was managing partner of Hyannis Port Capital, Inc.  Mr. Siegel served as chairman and chief executive officer of XOJET, Inc., a TPG Growth backed private aviation company, from October of 2008 to May of 2010.  From June 2004 to September 2008, Mr. Siegel served as chairman and chief executive officer of Gategroup, A.G., a Zurich based global company, which Mr. Siegel transformed from its core airline catering business to become a complete above-the-wing solutions provider.  At Gategroup, Mr. Siegel stepped down as Chairman in April, 2009, and remained an ordinary board member until April, 2014.

Mr. Siegel recently served as a board member of URS Corporation (NYSE: URS) and for the past eight years has served on the Advisory Board of Trilantic Capital Partners, formerly Lehman Brothers Private Equity.

Mr. Siegel earned a master’s degree in business administration from Harvard Business School, with first-year honors, and a Bachelor of Science degree, magna cum laude, in applied mathematics-economics from Brown University.

We believe Mr. Seigel is qualified to serve on our board of directors because of his education and business experience as described above.

Darrel John Causbrook, proposed director

Darrel Causbrook is a Chartered Accountant with over 30 years of experience in the accountancy profession, having worked for both large and mid-sized accounting firms.  Over 10 years ago, Darrel established his own accounting practice (Causbrook and Associates), providing business and strategic advice to a variety of industries. Darrel’s professional interest includes financial reporting and corporate governance.

He holds a Bachelor of Commerce Degree from the University of Wollongong (1982), is a Fellow of Institute of Chartered Accountants in Australia, Fellow of CPA Australia and Fellow of the Taxation Institute of Australia and is a member of Australian Institute of Company Directors.

We believe Mr. Causbrook is qualified to serve on our board of directors because of his education and business experience as described above.

Marc Alan Bruner, proposed director

Mr. Bruner was the founding Chairman of the Board of Ultra Petroleum, a NYSE listed natural gas company focused on tight sand development in the Green River Basin of Wyoming, and served in such capacity from January 1996 to January 1999.

Mr. Bruner was self-employed as an oil and gas consultant through his company, Resource Venture Management AG, from February 1999 through October 2004. Mr. Bruner co- founded Pennaco Energy, Inc., a coal bed methane company, in 1997, and RIS Resources International, a natural gas company, in 1996. He served as a director of RIS until late 1997.

Mr. Bruner has served as Chairman of the Board of Gasco Energy, Inc, as well as a director and as a member of the Executive Committee of the Board of Gasco Energy, Inc. from February 2001 to 2010. Mr. Bruner also previously served as Chairman, Chief Executive Officer, and President of Mako Energy Corporation from November 2004 until April 1, 2005, and Chief Executive Officer and President of Falcon Oil and Gas Ltd (“Falcon”). He also served as Chairman of Falcon Oil & Gas Australia Limited (“Falcon Australia”) from April 2005 through September 2010.

We believe Mr. Bruner is qualified to serve on our board of directors because of his extensive oil and gas industry experience both in North America and Australia, in addition to his education and business experience as described above.

Term of Office

The directors serve until their successors are elected by the shareholders.  Vacancies on the Board of Directors may be filled by appointment of the majority of the continuing directors.  The executive officers serve at the discretion of the Board of Directors.

Family Relationships

None.

Involvement in Certain Legal Proceedings

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Our directors, executive officers and proposed directors have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended March 31, 2015, all filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with other than as disclosed in the table below:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
John R. Hislop	11(1)	41(1)	Nil
Privateer Capital Corp.	3	28	Nil

(1)
Includes joint/group filings made by Jayco Investments Inc., Sextan Capital and Q Investments Ltd. John Hislop is the sole shareholder of Jayco Investments Inc., and he was the sole director and officer of Sextan Capital until he resigned from those positions on February 6, 2015, and he is a former director and shareholder of Q Investments Ltd. Sextan Capital is a wholly owned subsidiary of Q Investments Ltd.

Board and Committee Meetings

All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Wyoming corporate law and the By-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Board Leadership Structure

The positions of our principal executive officer and the chairman of our board of directors are served by one individual, John R. Hislop, our sole director and executive officer. We have determined that the leadership structure of our board of directors is appropriate, especially given the early stage of our development and the size of our company.

Director Independence

We currently act with one director, John R. Hislop. Our common stock is quoted on the OTCQB operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, Mr. Hislop is not independent because he is our executive officer.  At the Meeting we intend to elect Mr. Hislop, Mr. Siegel, Mr. Causbrook and Mr. Bruner as our directors.  After such election, Mr. Siegel is expected to be an independent director.

Orientation and Continuing Education

We have an informal process to orient and educate new recruits to the board regarding the role of the board, our committees and our directors, as well as the nature and operations of our business.  This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member.  This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors.  Each director is responsible to maintain the skills and knowledge necessary to meet his or her obligations as directors.

Nomination of Directors

There have been no material changes to the procedures by which our shareholders may recommend nominees to our board of directors during the year ended March 31, 2015. Shareholders may contact our President, John Hislop, to recommend nominees to our board of directors.

The board is responsible for identifying new director nominees.  In identifying candidates for membership on the board, the board takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the board.  As part of the process, the board, together with management, is responsible for conducting background searches, and is empowered to retain search firms to assist in the nominations process.  Once candidates have gone through a screening process and met with a number of the existing directors, they are formally put forward as nominees for approval by the board.

Compensation

The board is responsible for determining compensation for the directors and chief executive officer of our company to ensure it reflects the responsibilities and risks of being a director or chief executive officer, as applicable, of a public company.

Assessments

The board intends that individual director assessments will eventually be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs.  However, due to our stage of development, our need to deal with other urgent priorities and the fact that we currently have only one director, the board has not yet implemented such a process of assessment.

Committees

Our only standing committee of the board of directors is our audit committee. We do not have a nominating committee or a compensation committee. Our board of directors believes that it is not necessary to have a standing nominating committee or compensation committee because of the early stage of our development and the size of our company including the fact that we currently have only one director.

Audit Committee

Our audit committee consists of our sole director, John Hislop. Because Mr. Hislop is an executive officer of our company, he is not independent.

Our board of directors has determined that John Hislop qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K.  Mr. Hislop, who is currently our sole officer and director, is not an independent director.  We believe that Mr. Hislop is financially literate and is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have generated minimum revenues to date.

Since the commencement of our company’s most recently completed financial year, our company has not relied on the exemptions contained in sections 2.4 or 8 of National Instrument 52-110 of the Canadian Securities Administrators.  Section 2.4 (De Minimis Non-audit Services) provides an exemption from the requirement that the audit committee must pre-approve all non-audit services to be provided by the auditor, where the total amount of fees relates to the non-audit services are not expected to exceed 5% of the total fees payable to the auditor in the fiscal year in which the non-audit services were provided.  Section 8 (Exemptions) permits a company to apply to a securities regulatory authority for an exemption from the requirements of National Instrument 52-110 in whole or in part. We are relying on the exemption provided by section 6.1 of NI 52-110 which provides that we, as a venture issuer, are not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

The audit committee has adopted specific policies and procedures for the engagement of non-audit services as set out in the Audit Committee Charter of our company. In meeting its responsibilities, the Audit Committee is expected to select the independent accountants, considering independence and effectiveness, approve all audit and non-audit services in advance of the provision of such services and the fees and other compensation to be paid to the independent accountants, and oversee the services rendered by the independent accountants (including the resolution of disagreements between management and the independent accountants regarding preparation of financial statements) for the purpose of preparing or issuing an audit report or related work. In addition, the Audit Committee is expected to periodically review and discuss with the independent accountants all significant relationships the independent accountants have with our company to determine the independence of the independent accountants, including a review of service fees for audit and non-audit services.

Our Audit Committee Charter was filed with the Securities and Exchange Commission as Exhibit 99.1 to our annual report on Form 10K filed on February 9, 2011.

Audit Committee Report

Our audit committee oversees our financial reporting process. Management has primary responsibility for our financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, our audit committee reviewed the audited financial statements in the annual report on Form 10-K for the year ended March 31, 2015, with management including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Our audit committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgments as to our accounting principles and such other matters as are required to be discussed with our audit committee under auditing standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed results of the independent registered public accounting firm’s examination of the financial statements. In addition, our audit committee discussed with the independent registered public accounting firm its independence from management and our company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” Our audit committee also considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended March 31, 2015, filed with the Securities and Exchange Commission.

Member of the Audit Committee

John R. Hislop

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of our company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive Compensation

Following are the particulars of all compensation paid or accruing to our named executive officer for the last two fiscal years ended.

Summary Compensation Table
Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Nonequity Incentive Plan Compensation (US$)	Non-qualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
John R. Hislop President, Chief Executive Officer, Secretary, Chief Financial Officer and Director	2015 2014	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	42,000 (1) 42,000 (1)	$42,000 $42,000

(1)
Effective November 1, 2010, our company signed a management agreement which provides for the provision of management services for a fee of $3,500 per month.  This arrangement is between our company and Caravel Management Corp., a private management company owned by Mr. Hislop.

Employment or Consulting Agreements

Other than as described below, we have not entered into any employment or consulting agreements with any of our current officers or directors.

On January 1, 2009, we entered into a written contract with Caravel Management Corp., a private company owned by our sole officer and director, John Hislop, to provide office rent, reception, compliance and accounting services for $7,865 per month.  The term of this agreement commenced on January 1, 2009 and continues on a month to month basis unless terminated by the parties; the agreement may be terminated by either party upon 30 days’ notice.  Subsequently, we amended our agreement with Caravel Management Corp. to reduce the monthly charge for administrative services to $3,500 per month, effective November 1, 2010.

Outstanding Equity Awards at Fiscal Year-End

None of our named executive officers held any unexercised options or stock awards that had not vested or equity incentive plan awards as of March 31, 2015.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer's employment with our company, from a change in control of our company or a change in such officer's responsibilities following a change in control.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the year ended March 31, 2015.

We have no standard arrangement pursuant to which our directors are compensated for their services in their capacity as directors except for the granting from time to time of incentive stock options.  The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director.

Transactions with Related Persons

Except as otherwise indicated below, since April 1, 2013, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	Any director or executive officer of our company;

(b)	Any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities; and

(c)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

We receive administrative services and back office support under a formal written management services agreement with Caravel Management Corp.  Caravel is a private company that is wholly-owned by John Hislop, our chairman, president, chief executive officer, secretary and chief financial officer.  Effective November 1, 2010, we revised our agreement with Caravel to reduce the monthly fee for the provision of management services to $3,500 per month.  The agreement with Caravel is on a month to month basis.  In addition to administrative services, the agreement also provides for office rent and supplies. Total expenses recognized under this agreement for the years ended March 31, 2015 and 2014 were $42,000 both years.

We entered into loan agreements with Caravel Management Corp. and John Hislop in 2003 and 2004 to fund operations.  The terms of these loan agreements provided that any principal amount outstanding is payable upon demand and bears interest at 15% per annum, payable quarterly.  On March 31, 2006, we consolidated and restructured the loans.  As part of the restructuring, we borrowed an additional C$250,000 (US $203,932).  The new loan bears interest at 15% per annum, calculated and compounded monthly and is payable quarterly. Any principal amount outstanding under the loan is payable upon demand.  The loan is payable in Canadian dollars and is secured by a Promissory Note. As of March 31, 2015, the principal balance of the loan was $872,936 and accrued interest payable of $285,146.

On July 18, 2014, we entered into a promissory note with John Hislop for $50,000.  The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective July 18, 2014. The principal sum and all accrued and unpaid interest will become due and payable on July 18, 2016. As of March 31, 2015, the principal balance of the loan was $50,000 and accrued interest payable of $5,281.

On September 2, 2014, we entered into a promissory note with John Hislop for C$20,000. The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective September 2, 2014. The principal sum and all accrued and unpaid interest will become due and payable on September 2, 2016. As of March 31, 2015, the principal balance of the loan was $15,790 and accrued interest payable of $1,441.

On January 29, 2015, we entered into a promissory note with John Hislop for C$50,000. The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective January 29, 2015. The principal sum and all accrued and unpaid interest will become due and payable on January 29, 2017. As of March 31, 2015, the principal balance of the loan was $39,475 and accrued interest payable of $990.

On December 31, 2014, we owed Mr. Hislop an aggregate of $1,762,461.  In a debt settlement and subscription agreement with John Hislop dated April 21, 2015, we agreed to settle $1,340,000 of this debt in exchange for 134,000,000 shares of our common stock to be issued at a deemed price of U.S.$0.01 per share.  On April 24, 2015 we announced that we had issued 134,000,000 shares of our common stock at a deemed price of $0.01 per share to Mr. Hislop, and we filed a copy of the debt settlement and subscription agreement with Mr. Hislop on EDGAR under cover of a Form 8-K.  However, due to a technical flaw in the process of adopting the amendment to our Articles of Incorporation announced by us on February 3, 2014, we were only authorized to issue 100,000,000 shares of our common stock on April 23, 2015, and the issuance to Mr. Hislop on April 23, 2015, was therefore void.  Promptly following approval and ratification of the amendment to our Articles of Incorporation as contemplated by Proposals No. 3 and 6, discussed below, we intend to reissue these shares to Mr. Hislop.

Proposal No. 2
Ratification of the Appointment of the Independent Registered Public Accounting Firm

Our board of directors is asking our shareholders to ratify the appointment of SingerLewak LLP as our independent registered public accounting firm.  Even if the appointment is ratified, our board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our board of directors determines that such a change would be in the best interest of our company and our shareholders.

Representatives of SingerLewak LLP are not expected to be present at the Meeting. However, we will provide contact information for SingerLewak LLP to any shareholders who would like to contact the firm with questions.

Unless otherwise directed, the proxy holder will vote the proxies received by him for the ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm.

Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On May 1, 2015, we received notice that our auditing firm StarkSchenkein, LLP announced that certain individuals have joined the practice of SingerLewak LLP. As a result, Stark Schenkein, LLP resigned as our independent registered public accounting firm, effective as of June 24, 2015.

StarkSchenkein, LLP's reports on the financial statements of our company for the years ended March 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of our ability to continue as a going concern.

There have been no disagreements during the fiscal years ended March 31, 2015 and 2014 and the subsequent interim period up to and including the date of resignation between our company and StarkSchenkein, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of StarkSchenkein, LLP, would have caused them to make reference to the subject matter of the disagreement in connection with StarkSchenkein LLP’s report.

On June 26, 2015, we appointed SingerLewak LLP as our new independent registered public accounting firm.  Our board of directors approved the engagement of SingerLewak LLP.

We did not consult with SingerLewak LLP during the fiscal years ended March 31, 2015 and 2014 and any subsequent interim period prior to their engagement regarding: (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that the newly appointed accountant concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

Audit Fees

Our company booked the following aggregate fees billed by StarkSchenkein, LLP for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal years ended March 31, 2015 and 2014 and for the review of quarterly financial statements included in our Quarterly Reports were as follows:

	Year Ended March 31, 2015	Year Ended March 31, 2014
Audit Fees*	$25,500	$24,500
Audit Related Fees	$Nil	$Nil
Tax Fees	$2,250	$1,600
All Other Fees	$960	$Nil
Total	$28,710	$26,100

In the above table, “audit fees” are fees billed by our company’s external auditor for services provided in auditing our company’s annual financial statements for the subject year along with reviews of interim quarterly financial statements. “Audit-related-fees” are fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit review of our company’s financial statements.  “Tax fees” are fees billed by the auditor for professional services rendered for tax compliance, tax advice and tax planning.  “All other fees” are fees billed by the auditor for products and services not included in the foregoing categories.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The board of directors pre-approves all services provided by our independent auditors.  All of the above services and fees were reviewed and approved by the board of directors before the respective services were rendered.

The board of directors has considered the nature and amount of fees billed by StarkSchenkein LLP and believes that the provision of services for activities unrelated to the audit was compatible with maintaining StarkSchenkein LLP as auditors.

Proposal No. 3
Ratification and Approval of Amendment to Articles of Incorporation on January 23, 2014 to Increase the Number of Authorized Shares of Our Common Stock from 100,000,000 to 5,000,000,000

Our board of directors is asking our shareholders to ratify and approve an amendment to our articles of incorporation filed by us with the Secretary of State of the State of Wyoming on January 23, 2014 to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000.

On November 5, 2013, our board of directors approved the amendment of our articles of incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000.  On December 9, 2013, the holders of the majority of the outstanding shares of our company gave us their written consent to the amendment to our articles of incorporation.  On January 23, 2014, we filed Articles of Amendment with the Secretary of State of the State of Wyoming.  However, the approval of this amendment by the holders of a majority of our outstanding shares on December 9, 2013 was not effective because, in the absence of a provision in our articles of incorporation expressly permitting shareholder action by written consent of the majority without a meeting, the Wyoming Business Corporation Act requires shareholder action taken by written consent without a meeting to be taken by all the shareholders entitled to vote on the action.  Accordingly, our board of directors is asking our shareholders to ratify and approve the amendment to our articles of incorporation on January 23, 2014 to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000.

Our Board of Directors unanimously recommends that you vote FOR the ratification and approval of the amendment to our articles of incorporation on January 23, 2014 to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000.

Purpose and Effect of Increase in the Number of Authorized Shares of Our Common Stock

Our articles of incorporation currently provide for authorized capital stock consisting of 100,000,000 shares of common stock with no par value and they provide for 100,000,000 shares of common stock, with no par value, that are entitled to receive the net assets of our company upon dissolution.

As of June 25, 2015, we had 16,020,000 shares of our common stock issued and outstanding and we had no options or warrants outstanding to acquire shares of our common stock.

On October 15, 2013, we entered into a letter agreement with Paltar Petroleum Limited pursuant to which we agreed to acquire from Paltar Petroleum four (4) oil and gas exploration permits and 29 applications for additional oil and gas exploration permits in respect of land located in the Northern Territory of Australia in exchange for 600,000,000 restricted common shares of our company to be issued at closing (subject to a three year lockup), and we agreed to amend our articles of incorporation prior to closing in order to increase our authorized capital from 100,000,000 shares of common stock to 5,000,000,000 shares of common stock.  We also agreed to settle, prior to closing, $1,340,000 in outstanding debt owed by our company to John Hislop, our sole officer and director, by issuing 134,000,000 shares of our common stock to Mr. Hislop at a deemed price of $0.01 per share.  In the letter agreement, Mr. Hislop agreed to provide a bridge loan to Paltar Petroleum pursuant to a separate loan agreement and he agreed to extend a line of credit to Paltar Petroleum for up to $400,000 if the transaction had not closed by December 31, 2013.  A copy of this letter agreement was filed on EDGAR under cover of a Form 8-K announcing the event on October 18, 2013.  On March 31, 2014, we amended our letter agreement with Paltar Petroleum to extend the date for closing of the transactions to a date not later than July 30, 2014.  A copy of this amendment to the letter agreement was filed on EDGAR under cover of a Form 8-K on April 8, 2014.  On November 27, 2014, we amended and restated our letter agreement with Paltar Petroleum.  Among other things, we increased the number of exploration permits to be acquired such that we were acquiring substantially all of the assets of Paltar Petroleum, and we increased the consideration to be paid by our company for these assets to include a cash component, with $200,000 to be paid upon closing, AUD$765,675 within 30 days of closing, issuance of promissory notes payable within one year of closing for an additional $2,500,000 and a final payment of $10,000,000 to be paid within three years of closing.  We reiterated our agreement (i) that the 600,000,000 shares of our common stock to be issued to Paltar Petroleum at closing would be restricted for three years after closing, (ii) to increase our authorized capital from 100,000,000 shares of common stock to 5,000,000,000 shares of common stock and (iii) to issue 134,000,000 shares of our common stock to Mr. Hislop to settle $1,340,000 worth of outstanding debt and we agreed to close on or before April 15, 2015.  A copy of this amended and restated letter agreement was filed on EDGAR under cover of a Form 8-K on December 1, 2014.  On April 29, 2015, we amended this amended and restated letter agreement to extend the closing date to July 15, 2015, and the maturity date of the bridge loans and line of credit made to Paltar Petroleum by Mr. Hislop to July 31, 2015.

On February 3, 2014, we announced that we had amended our articles of incorporation to increase our authorized capital from 100,000,000 shares of common stock to 5,000,000,000 shares of common stock.

On April 21, 2015, we entered into a debt settlement and subscription agreement with John Hislop pursuant to which we agreed to issue 134,000,000 common shares at a deemed price of $0.01 per share to Mr. Hislop in settlement of $1,340,000 debt owing by our company to Mr. Hislop.  On April 24, 2015 we announced that we had issued 134,000,000 shares of our common stock at a deemed price of $0.01 per share to Mr. Hislop, and we filed a copy of the debt settlement and subscription agreement with Mr. Hislop on EDGAR under cover of a Form 8-K.  However, due to a technical flaw in the adoption of the amendment to our Articles of Incorporation announced by us on February 3, 2014, we were only authorized to issue 100,000,000 shares of our common stock on April 23, 2015, and the issuance to Mr. Hislop on April 23, 2015, was therefore void.  Promptly following approval and ratification of the amendment to our Articles of Incorporation as contemplated by Proposals No. 3 and 6, we intend to reissue these shares to Mr. Hislop, as we are contractually obligated to do.

On June 13, 2015, we entered into a Second Amended and Restated Agreement with Paltar Petroleum (the “Agreement”), replacing in its entirety the Amended and Restated Agreement dated November 27, 2014, as amended on April 29, 2015.

The Agreement provides that on June 26, 2015 (the “Earn-In Closing Date”) and under seven separate Earn-In Agreements (the “Earn-In Agreements”), Paltar Petroleum will farm out three specific graticular blocks in each of the six petroleum exploration permits identified in the Agreement and will cause Officer Petroleum Pty Ltd. (“Officer”), a wholly-owned subsidiary of Paltar Petroleum, to farm out forty blocks in Exploration Permit 468 (“EP 468”) in exchange for our company’s (i) issuance of an aggregate 600 million shares of common stock (the “Nation Shares”) to Paltar Petroleum, with an agreed value of $.0333 per share, on the second business day following a meeting of our shareholders (the “Shareholder Meeting”) to amend and restate our company’s Articles of Incorporation to increase its authorized share capital from 100,000,000 to 5,000,000,000 common shares, and (ii) payment to Paltar Petroleum of an aggregate AUD$5,315,000 by December 31, 2015.  The Agreement further provides that each Earn-In Agreement will require that Nation Australia, an Australian company to be incorporated and wholly-owned by our company, perform all necessary work and make all necessary expenditures to keep each concerned exploration permit in full force and effect until production licenses have been granted covering the three blocks identified in that permit, although Nation Australia may voluntarily terminate the Earn-In Agreement and surrender any further earning rights after the end of three permit years.  The Agreement further provides that upon issuance of a production license covering one of the blocks, Paltar Petroleum (or, if applicable, Officer) will assign its interest in such license, insofar as it covers the block, to Nation Australia.

Pursuant to the Agreement, Paltar Petroleum and John Hislop, our company’s major shareholder and sole director and officer, agreed to use commercially reasonable efforts to enter into a shareholder agreement which will include a covenant that Paltar Petroleum and Mr. Hislop will each vote their common shares of our company to increase the number of our directors to five and, for five years after the Nation Shares are issued to Paltar, to elect Mr. Hislop (or his nominee), Darrel Causbrook, an officer of Paltar Petroleum, David Siegel, and Marc Bruner, Paltar Petroleum’s director, officer and major shareholder (or such other nominees as Paltar Petroleum may nominate from time-to-time), and one other person to be agreed upon as members of our board of directors, although there may be as many other directors of our company as its shareholders may determine.

Pursuant to the Agreement, Paltar Petroleum has also agreed to a lockup of Nation Shares such that none may be sold for three years after issuance, except as may be otherwise permitted by resolution of our board of directors (from which vote Paltar Petroleum’s nominees to our board of directors will abstain).  The Agreement provides that any shares that may be transferred by Paltar Petroleum by way of dividend or otherwise to a party where Marc Bruner is the beneficial owner will be locked up for an additional 2 years (for a total of 5 years).

The Agreement also provides that on the Earn-In Closing Date, Paltar Petroleum will grant to Nation Australia an indivisible option, exercisable in the sole discretion of Nation Australia at any time before July 31, 2018, so long as Nation Australia has performed its material obligations under all Earn-In Agreements at the date of exercise, to purchase (i) all of Paltar Petroleum’s interest in the oil and gas exploration permits to be farmed out under the Agreement, the outstanding shares of Officer, and various applications for exploration permits listed in the Agreement (including the right to exploration permits when applications for such permits are granted) and (ii) all of the outstanding securities of Officer for an aggregate cash purchase price of AUD$10,000,000.

The Agreement also provides that on the date that certain requirements relating to Australia’s Foreign Acquisitions and Takeovers Act 1975 (Cth) are satisfied, Mr. Hislop will lend to Paltar Petroleum an additional AUD$325,000 (the “Officer Loan”), which Paltar Petroleum will contribute, in its entirety, to the capital of Officer.  Paltar Petroleum, as the sole owner of Officer, will cause Officer promptly to apply the proceeds of the Officer Loan to the satisfaction of rental and other obligations due under EP 468.  The Agreement provides that the Officer Loan will be evidenced by a single promissory note in the principal amount of AUD$325,000, which will provide simple interest at a rate of 15% per annum and for repayment in one balloon payment of principal and interest on the first anniversary of the Earn-In Closing Date. The Agreement provides that the Officer Loan (and the Payoff Loan, as defined below) will be secured by a first ranking charge or mortgage over either or both of Paltar Petroleum’s shares in Officer and Officer’s title to EP 468, at Mr. Hislop’s option.

The Agreement also provides that on the Earn-In Closing Date, Paltar Petroleum will issue, and Mr. Hislop will accept, 20 million Paltar Petroleum’s common shares in full satisfaction of the principal amount of AUD$1,100,658.63 of the loans previously made by Mr. Hislop to Paltar Petroleum.  The Agreement provides that accrued interest under these loans will be satisfied by including the accrued interest amounts in the principal amount of the new Payoff Loan described below.

The Agreement also provides that Mr. Hislop is lending or has lent Paltar Petroleum amounts equivalent to AUD$577,650 (collectively, the “Payoff Loan”). The Agreement provides that the Payoff Loan will be evidenced by a single promissory note in the principal amount of AUD$577,650, which will provide simple interest at a rate of 15% per annum and repayment in one balloon payment of principal and interest on the first anniversary of the Earn-In Closing Date.

Pursuant to the Agreement, Nation covenanted with Paltar Petroleum that Nation will promptly call and hold the Shareholder Meeting, at which our board of directors will ask our shareholders to approve a resolution to amend and restate our Articles of Incorporation to effect an increase in Nation’s authorized share capital from 100,000,000 common shares to 5,000,000,000 common shares (this is the subject of this Proposal No. 3).  The Agreement also provides that effective immediately following the increase in its authorized capital, our company intends to and will settle approximately $1,340,000 in debt held by Mr. Hislop for common shares issued at $0.01 per share pursuant to our debt settlement and subscription agreement with John Hislop dated April 21, 2015.

Pursuant to the Agreement, Paltar covenanted to Nation that within 60 days after receiving the Nation Shares, Paltar will cause Nation to file (and thereafter diligently pursue until effective) a registration statement with the Securities and Exchange Commission (the “SEC”) seeking registration under the Securities Act of 1933 of as many of the approximately 145 million shares anticipated then to be beneficially owned by Mr. Hislop as may be permitted by the SEC.

Without the increase to our authorized capital, we will not be able to issue the shares of common stock that have been allocated to Mr. Hislop pursuant to our debt settlement and subscription agreement or the 600,000,000 shares of our common stock that have been allocated to Paltar Petroleum.

Our board of directors believes that it is necessary and prudent to amend our articles of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares of common stock to 5,000,000,000 shares of common stock with no par value and to increase the number of shares which are entitled to receive the net assets upon dissolution to 5,000,000,000 shares of common stock with no par value to allow us to issue additional shares of our common stock for the purposes described above and below, and for any other lawful purpose.

The general purpose of the Amendment is to increase our authorized capital which will enhance our ability to finance the development and operation of our business.

Potential uses of the additional authorized shares of common stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense or delay of seeking shareholder approval. We are at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. Shares of our common stock carry no pre-emptive rights to purchase additional shares.

Effect of the Increase in the Authorized Share Capital

The Amendment to our articles of incorporation to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders.  However, our board of directors will have the authority to issue authorized shares of common stock without requiring future shareholder approval of such issuances, except as may be required by applicable law or exchange regulations.  To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

Effective Date of the Amendment

If the proposal for the Amendment is approved by our shareholders, we have to file Articles of Amendment for the Amendment with the Wyoming Secretary of State in order for the Amendment to become effective.  If we obtain shareholder approval of the Amendment, we intend to file the Articles of Amendment for the Amendment as soon as practicable.

Our board of directors reserves the right, notwithstanding shareholder approval of the Amendment and without further action by our shareholders, not to proceed with the Amendment at any time before the effective date of the Amendment of our articles of incorporation.

Proposal 4
Approval of Amendment and Restatement of
Our Articles of Incorporation to Add a Clause Establishing a Quorum

Our board of directors is asking our shareholders to approve the addition of a clause to our articles of incorporation establishing that a quorum of our shareholders at a meeting of shareholders will consist of two or more persons, present in person or by proxy, holding at least ten percent (10%) of the issued and outstanding shares that are entitled to vote at the meeting.

The pertinent provisions of the Wyoming Business Corporation Act (the “Act”) permit the articles of incorporation of a corporation to provide for a greater or lesser quorum or voting requirement for shareholders than is provided in the Act.  Further, the Act provides that an amendment to the articles of incorporation that adds, changes or deletes a quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.  The Act provides that, unless the articles of incorporation provide for a greater or lesser quorum, a quorum is a majority of the issued and outstanding shares entitled to vote at the shareholder meeting.

Our board of directors believes that a quorum consisting of a majority of the issued and outstanding shares entitled to vote at a meeting may at times be impractical for a public company, as it may limit the company’s ability to properly convene a meeting of shareholders and hinder and restrict the Company’s ability to take action at a meeting of shareholders.  Our board of directors has determined that it is in the best interest of the Company and its shareholders to amend the quorum requirement for shareholder meetings.  The proposed amendment is intended to facilitate obtaining quorum for annual and special meetings of the stockholders.

Our Board of Directors unanimously recommends that you vote FOR the approval of the amendment and restatement of our articles of incorporation to add a clause establishing a quorum for the transaction of business at a meeting of shareholders.

Proposal 5
Approval of Amendment and Restatement of
Our Articles of Incorporation to Add a Clause Regarding Written Consent

Our board of directors is asking our shareholders to approve the amendment and restatement of our articles of incorporation to add a clause permitting actions to be taken by shareholders by written consent in lieu of a meeting if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

The Act provides that shareholders may act by written consent without a meeting if the action is taken by all of the shareholders entitled to vote on the action but the article of incorporation may provide for such action to be taken by shareholders having not less than the minimum number of votes that would be required to take the action at a meeting at which all of the shares entitled to vote on the action were present.  Our board of directors is asking our shareholders to approve the addition of a clause to our articles of incorporation permitting actions to be taken by shareholders by written consent in lieu of a meeting if the action is taken by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.  Our board of directors believes that the requirement to obtain written consents from all stockholders limits the Company’s ability to take actions by written consent.  The proposed amendment would facilitate obtaining written consent for corporate actions, thereby limiting the need for costly annual and special meetings of the shareholders, and would provide flexibility to the board of directors in administering the business and corporate affairs of the Company.

Our Board of Directors unanimously recommends that you vote FOR the approval of the amendment and restatement of our articles of incorporation to add a clause permitting actions to be taken by shareholders by written consent in lieu of a meeting.

Proposal 6
Resolution to adopt Amended and Restated Articles of Incorporation

Our board of directors recommends that the stockholders approve the resolution to amend the Articles of Incorporation as follows:

1.	Article 5: The Corporation has the authority to issue 5,000,000,000 shares of common stock, with no par value;

2.	Articles 6: The number and class of shares that are entitled to receive the net assets of the Corporation upon dissolution are: 5,000,000,000 shares of common stock, with no par value;

3.
Article 7:  The quorum for the transaction of business at a meeting of shareholders is two or more persons, present in person or by proxy, holding at least ten percent (10%) of the issued and outstanding shares that are entitled to vote at the meeting; and

4.
Article 8:  Any action required or permitted by the Business Corporations Act (Wyoming) to be taken at a shareholders' meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent shall bear the date of signature of the shareholder who signs the consent and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

On June 17, 2015, our board of directors adopted resolutions setting forth the amendment and restatement of our articles of incorporation.

Effective Date of the Amendment and Restatement of Our Articles of Incorporation

If this proposal is approved by our shareholders, we have to file our amended and restated articles of incorporation with the Wyoming Secretary of State to effect the amendment and restatement of our articles of incorporation. If we obtain shareholder approval of this proposal, we intend to file our amended and restated articles of incorporation and the certificate as soon as practicable.

The text of our amended and restated articles of incorporation is subject to revision for such changes as may be required by the Wyoming Secretary of State and other changes consistent with the proposal that we may deem necessary or appropriate.

Our board of directors reserves the right, notwithstanding shareholder approval of this proposal and without further action by our shareholders, not to proceed with the amendment and restatement of our articles of incorporation at any time before the effective date of the amendment and restatement of our articles of incorporation.

Our Board of Directors unanimously recommends that you vote FOR the approval of a resolution adopting the amended and restated articles of incorporation.

Proposal 7
Issuance of 600,000,000 shares of common stock to Paltar Petroleum Limited

Our board of directors is asking our shareholders to approve the issuance of 600,000,000 shares of common stock of our Company to Paltar Petroleum Limited, an Australian company pursuant to our Second Amended and Restated Agreement with Paltar Petroleum dated June 13, 2015, described in detail in the discussion of Proposal No. 3, Ratification and Approval of Amendment to Articles of Incorporation on January 23, 2014 to Increase the Number of Authorized Shares of Our Common Stock from 100,000,000 to 5,000,000,000, above.  These shares are to be issued in consideration of, among other things, the execution by Paltar Petroleum of the Earn-In Agreements on the Earn-In Closing Date.

About Paltar

Paltar Petroleum Limited is an unlisted Australian public company registered on March 22, 2011, with its executive offices located in Sydney, New South Wales, Australia.  It has four directors – Darrel Causbrook, David Henry Sutton, Benny Law and Marc Bruner.  Two of these directors – Darrel Causbrook and Marc Bruner, have been nominated for election to our Board of Directors.  Paltar Petroleum is focused on the acquisition of, and exploration for, unconventional oil and gas projects.  It currently has 132,333,711 shares issued and outstanding.

About the Earn-In Agreements

Six of the seven Earn-In Agreements are to executed by each of Paltar Petroleum, which owns the exploration permits, and Nation Australia, the wholly-owned Australian subsidiary of our company formed for this purpose, pursuant to the Second Amended and Restated Agreement with Paltar Petroleum dated June 13, 215 (see discussion in Proposal No. 3, Ratification and Approval of Amendment to Articles of Incorporation on January 23, 2014 to Increase the Number of Authorized Shares of Our Common Stock from 100,000,000 to 5,000,000,000, above).  The seventh Earn-In Agreement will be between Officer Petroleum Pty Ltd., which owns exploration permit 468, and Nation Australia.  Each Earn-In Agreement requires that Nation Australia perform all necessary work and make all necessary expenditures to keep each concerned exploration permit in full force and effect until production licenses have been granted covering the particular blocks identified in that permit, although Nation Australia may voluntarily terminate an Earn-In Agreement and surrender any further earning rights after the end of three permit years.  Upon issuance of a production license covering one of the blocks, Paltar Petroleum (or, if applicable, Officer Petroleum) will assign its interest in such license, insofar as it covers the block, to Nation Australia.  Production licenses are granted only where there has been a petroleum discovery, so there is no assurance that any production license will be granted covering any of the blocks.  There has been no discovery of petroleum on any of the permits and the permits produce no revenues.

Paltar Petroleum is the Operator under each Earn-In Agreement and is responsible for conducting, at the expense of Nation Australia for at least the next three years, all operations required under the exploration permits.  Decisions concerning the work to be performed and other material matters is decided by a vote of Paltar Petroleum and Nation Australia, each having an equal vote, but Paltar Petroleum has the power to break virtually all deadlocks. Nation Australia has the power to decide whether to apply for a production license following a petroleum discovery on a block covered by an Earn-In Agreement, and Paltar Petroleum does not have the power, absent the consent of Nation Australia, to require Nation Australia to undertake more work than is required to satisfy the minimum work requirements imposed by the government to keep the permit in effect, or to perform work on blocks other than the particular blocks covered by the applicable Earn-In Agreement.

Two of the six exploration permits owned by Paltar Petroleum are located in the Beetaloo Basin of Australia’s Northern Territory, while the other four exploration permits are located in the Victoria River Basin in the Northern Territory.  Paltar Petroleum owns 50% of the two Beetaloo Basin permits; the other 50% is owned by Sweetpea Petroleum Pty Ltd.  The seventh exploration permit, owned by Officer Petroleum Pty Ltd., is located in the Officer Basin in Western Australia.  Altogether, the seven permits cover a total of 1,003,400 acres - 311,400 acres in the Northern Territory (103,800 acres in the Beetaloo Basin, 207,600 in the Victoria River Basin) and 692,000 acres in Western Australia’s Officer Basin.

Proposal 8
Advisory Vote on Executive Compensation

Pursuant to the rules of the Securities and Exchange Commission, we are required to provide our shareholders with a non-binding advisory vote on the compensation of our named executive officers.

We urge you to read the “Executive Compensation” section of this proxy statement. This advisory vote, commonly known as “Say-on-Pay,” gives you as a shareholder the opportunity to endorse or not endorse the compensation of our named executive officer.

Because your vote is advisory, it will not be binding on our board of directors. However, our board of directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors unanimously recommends that you vote FOR the approval of compensation of our named executive officer, as disclosed in the “Executive Compensation” section of this proxy statement.

Proposal 9
Advisory Vote on Frequency of Advisory Vote on Executive Compensation

In addition to providing you with a non-binding advisory vote on compensation of our named executive officer, we are also presenting the following proposal, which gives you as a shareholder the opportunity to cast a non-binding advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on frequency” vote. Under this proposal, our shareholders may cast a non-binding advisory vote on whether they would prefer to have a vote on the compensation of our named executive officers every year, every two years or every three years.

Our board of directors believes that the non-binding advisory vote on the compensation of our named executive officers should be conducted every three years and we are asking our shareholders to vote for a frequency of “three years.” The option that receives the most votes cast at the annual and special meeting will be considered by our board of directors in determining the preferred frequency with which we will hold a shareholder vote to approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

As an advisory vote, this proposal is not binding. However, our board of directors will consider the option that receives the most votes in determining the frequency of future votes on compensation of our named executive officers.

Our Board of Directors unanimously recommends that you vote FOR the option of a vote every three years on the compensation of our named executive officers.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, or nominee for election as a director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Meeting other than the election of director, the ratification and approval of the amendment to our articles of incorporation on January 23, 2014 to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000 and the approval of the issuance of 600,000,000 shares of our common stock to Paltar Petroleum Limited, an Australian company.

John Hislop, President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and sole director of our company, has substantial interest in the ratification and approval of the amendment to our articles of incorporation on January 23, 2014 to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000 because we will be unable to issue to him the 134,000,000 shares of our common stock that we have agreed to issue pursuant to our debt settlement agreement with Mr. Hislop dated April 21, 2014.  Mr. Hislop has a substantial interest in the approval of the issuance of 600,000,000 shares of common stock of our Company to Paltar Petroleum Limited, an Australian company because, in the Second Amended and Restated Agreement with Paltar Petroleum dated June 13, 2015, Mr. Hislop has agreed to settle debt in the amount of $1,100,658.63 owed to him by Paltar Petroleum in exchange for 20 million common shares of Paltar Petroleum, representing approximately 13.13% of the issued and outstanding share capital of Paltar Petroleum.

Because Mr. Causbrook and Mr. Bruner are also directors of Paltar Petroleum Limited, they have an indirect interest in the ratification and approval of the amendment to our articles of incorporation on January 23, 2014 to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000 and the approval of the issuance of 600,000,000 shares of our common stock to Paltar Petroleum Limited, an Australian company.

 “HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements or annual reports with respect to two or more shareholders sharing the same address by delivering a single copy of the proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for shareholders and cost savings for companies.

Although we do not intend to household for our shareholders of record, some brokers household our proxy materials and annual reports, delivering a single copy of proxy statement or annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Shareholders who currently receive multiple copies of the proxy statement or annual report at their address from their brokers and would like to request householding of their communications should contact their brokers.

SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of shareholders must be received by no later than March 1, 2016. If we change the date of our next annual meeting of shareholders by more than 30 days from the date of this year’s annual meeting of shareholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, which sets forth specific requirements and limitations applicable to nominations and proposals at annual meetings of shareholders.

All shareholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail to Nation Energy Inc., 1500 West 16th Avenue, Suite F, Vancouver, British Columbia V6J 2L6, Attention: President.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

OTHER MATTERS

Our board of directors does not intend to bring any other business before the Meeting, and so far as is known to our board of directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named on the proxy to vote the shares represented by the proxy on such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John Hislop
John Hislop
President, Chief Executive Officer,
Chief Financial Officer, Chairman of
the Board and Director

June 29, 2015

                      Proxy

ANNUAL AND SPECIAL MEETING (THE “MEETING”) OF STOCKHOLDERS OF NATION ENERGY INC. (THE “COMPANY”) TO BE HELD AT THE OFFICES OF
CLARK WILSON LLP, 900 – 885 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA, CANADA AT 9:00 A.M. (VANCOUVER TIME) ON WEDNESDAY, JULY 22, 2015

The undersigned stockholder (“Registered Stockholder”) of the Company hereby appoints John Hislop, President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and a director of the Company as proxyholder for and on behalf of the Registered Stockholder with the power of substitution to attend, act and vote for and on behalf of the Registered Stockholder in respect of all matters that may properly come before the Meeting or any adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Stockholder was present at the said Meeting, or any adjournment thereof.

The Registered Stockholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Stockholder as specified herein.

The undersigned Registered Stockholder hereby revokes any proxy previously given to attend and vote at said Meeting.

Company Proposals (For full detail of the proposal, please see the enclosed Notice of Meeting and Proxy Statement)

1. To elect John R. Hislop as a director	FOR ☐	WITHHOLD ☐
2. To elect David N. Siegel as a director	FOR ☐	WITHHOLD ☐
3. To elect Darrel J. Causbrook as a director	FOR ☐	WITHHOLD ☐
4. To elect Marc Bruner as a director	FOR ☐	WITHHOLD ☐

    5. To ratify the appointment of SingerLewak LLP as the independent registered public accounting firm of the Company
                                                                                                     FOR  ☐                  AGAINST  ☐                          ABSTAIN  ☐
6. To ratify and approve the amendment to the Company’s articles of incorporation on January 23, 2014 to increase the number of authorized shares of the Company’s common stock from
100,000,000 to 5,000,000,000
                             FOR  ☐                  AGAINST  ☐                          ABSTAIN  ☐
7. To approve the amendment and restatement of the Company’s articles of incorporation to add a clause establishing  a quorum  for the transaction of business at a meeting of shareholders
                             FOR  ☐                  AGAINST  ☐                          ABSTAIN  ☐

  8. To approve the amendment and restatement of the Company’s articles of incorporation to add a clause permitting  actions to be taken by a majority  of the Company’s shareholders by written consent in lieu of a meeting

FOR  ☐                  AGAINST  ☐                          ABSTAIN  ☐
9. To approve a resolution adopting the amended and restated articles of incorporation
FOR  ☐                  AGAINST  ☐                          ABSTAIN  ☐
10. To approve the issuance of 600,000,000 shares of the Company’s common stock to Paltar Petroleum Limited, an Australian company
FOR  ☐                  AGAINST  ☐                          ABSTAIN  ☐
11. To approve, on a non-binding  advisory basis, the compensation of the Company’s named executive officer
FOR  ☐                  AGAINST  ☐                          ABSTAIN  ☐
The Board of Directors recommends a vote “For” all of the above proposals.
12. To vote, on a non-binding  advisory basis, whether a non-binding  advisory vote on the compensation of the Company’s named executive officers should be held every one, two or three years
ONE YEAR  ☐                                                   TWO YEAR  ☐                             THREE YEAR  ☐ ABSTAIN  ☐
The Board of Directors recommends a vote “Three Years” on Proposal 12.

▲ IMPORTANT – CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE  ▲

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED. SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON THE OTHER PAGES.

Print Name ___________________________________________________

Sign Here    ___________________________________________________

Print Name  ___________________________________________________
(if joint)

Sign Here  ___________________________________________________
(if joint)

Date ______________________________, 2015

(When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, giving full title as such. If a partnership, please sign in full partnership name by authorized person.)

▲ PLEASE DETACH PROXY CARD HERE  ▲

                                                                   YOUR VOTE IS IMPORTANT — VOTE TODAY IN ONE OF THREE WAYS:

                           MAIL

                                                                                           Please complete, sign, date and return the above proxy card in the postage prepaid envelope provided.

RETURN YOUR PROXY BY MAIL, FACSIMILE OR E-MAIL TO INTERWEST TRANSFER CO., INC.

PO Box 17136, Salt Lake City, UT  84117
Facsimile: (801) 277-3147  E-mail: julie@interwesttc.com

INSTRUCTIONS FOR COMPLETION OF PROXY

1.This Proxy is solicited on behalf of the Board of Directors of the Company.

2.This form of proxy (“Instrument of Proxy”)  must be signed by you, the Registered Stockholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation.

3.  If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Stockholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Stockholder.

4.  The shares represented by this Instrument of Proxy, when this Instrument of Proxy is properly executed, will be voted as directed by the Registered Stockholder or, if no such directions are made, the shares represented by this Instrument of Proxy will be voted for the proposal listed on the reverse side, and as the proxyholder deems advisable on any other matters as may be properly brought before the Meeting or any adjournment thereof.

5. All of the shares held by you will be voted pursuant to this Instrument of Proxy.

To be represented at the Meeting and unless waived by the Company,  which  it reserves the right  to do in its sole discretion, this Instrument of Proxy must be received  by Interwest Transfer Co., Inc. no later than forty  eight (48) hours (excluding  Saturdays,  Sundays and holidays) prior to the time of the Meeting, or adjournment thereof, or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting.